Exhibit 10.29

January 10, 2007

Mr. Andrew Kahn

Partners for Growth

180 Pacific Avenue

San Francisco, CA 94111

RE:	Letter Agreement to the Loan and Security Agreement

Dear Andrew,

Comverge, Inc. (“Comverge”) has entered into a Commitment Letter with GE Capital’s Energy Financial Services unit to provide $40 million of debt financing to Comverge’s wholly owned subsidiary, Alternative Energy Resources, Inc. (AER) (the Proposed Financing). As part of completing the Proposed Financing, we are requesting Partners for Growth, L.P. (PFG), the lender under the Loan and Security Agreement dated as of June 10, 2005 (the “Loan Agreement”), to enter into an Intercreditor Agreement with General Electric Capital Corporation, Comverge, AER and 6D Comverge, Inc. (a borrower under the Loan Agreement).

In recognition of PFG entering into the Intercreditor Agreement and agreeing to accept a second lien position in AER assets, Comverge is agreeing to modify certain terms of the Loan Agreement as memorialized in this letter agreement and the proposed Modification Agreement, attached hereto as Exhibit A.

Comverge agrees that:

(a)	if a Qualified Public Offering is not completed by February 15, 2007, Comverge and PFG will enter into a Modification Agreement in the form attached hereto as Exhibit A (or such substantially similar form as PFG may agree, the “Modification Agreement”), and that if for any reason Comverge does not enter into the Modification Agreement, PFG, in its sole discretion upon notice to Comverge, may accelerate all indebtedness under the Loan Agreement; and

(b)	Comverge agrees that AER will not draw debt under the Proposed Financing (exclusive of closing costs) in excess of $500,000 in the aggregate before February 15, 2007; and

(c)

if a Qualified Public Offering is not completed by February 15, 2007, and the Modification Agreement is executed as contemplated, then all drawn debt under the Proposed Financing from the date of this letter (exclusive of closing costs) shall governed by the Modification

Agreement, including the Mandatory Prepayment clause added as Section 1(f) to the Schedule to the Loan Agreement.

Defined terms used but not defined in this Letter Agreement have the meanings ascribed to them in the Loan Agreement. If such terms are acceptable to PFG, please indicate so by executing a copy of this letter and returning it to my attention.

Borrower:

COMVERGE, INC.		PARTNERS FOR GROWTH, L.P.

By:	/s/ Michael D. Picchi	By:	/s/ Lorraine Nield
Name:	Michael Picchi	Name:	Lorraine Nield
Title:	EVP – Chief Financial Officer	Title:	Manager, Partners for Growth, LLC,
Its General Partner

EXHIBIT A

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (“Modification”) is entered into as of _______________, 2007, by and between Partners for Growth, L.P., a Delaware limited partnership with its principal place of business at 180 Pacific Avenue, San Francisco, California 94111 (“PFG”) and each of Comverge, Inc., Comverge 6D, Inc. and Alternative Energy Resources, Inc., all Delaware corporations with their principal places of business at 3950 Shackleford Road, Duluth, GA 30096 (individually and collectively “Borrower”).

WHEREAS, Borrower (excepting Alternative Energy Resources, Inc.) has an existing credit facility with PFG pursuant to that certain Loan and Security Agreement dated as of June 10, 2005 (the “Loan Agreement”) and certain other Security Documents (as defined below);

WHEREAS, Parent has issued a Warrant to PFG of even date with the Loan Agreement;

WHEREAS, as part of financing its business operations, Borrower has entered into a commitment letter with General Electric Capital Corporation as agent for itself and other lenders (“GEC”) under which GEC will provide $40 million of financing to a new wholly-owned subsidiary of Parent, Alternative Energy Resources, Inc. (“AER”) (such financing, the “GEC Financing” or “GEC Facility”);

WHEREAS, the GEC Financing involves the transfer of certain of PFG’s Collateral under the Existing Loan Documents (as defined below), PFG’s consent to the GEC Financing is required, and PFG is willing to give its consent subject to the terms and conditions of this Modification;

NOW THEREFORE, the parties hereby agree as follows:

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other Obligations and indebtedness which may be owing by Borrower to PFG, Borrower is indebted to PFG pursuant to, among other documents, the Loan Agreement. The above-referenced Obligations and indebtedness are collectively referred to herein as the “Indebtedness”. The Loan Agreement provides for term loan in the principal amount of Four Million Dollars ($4,000,000). Defined terms used but not otherwise defined herein shall have the same meanings set forth in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral, as described in the Loan Agreement and in certain Intellectual Property Security Agreements of even date therewith. The above-described security documents, including the Cross-Corporate Continuing Guaranty of even date therewith, together with all other documents securing repayment of the Indebtedness, shall be referred to herein as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness and the Warrant shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGES IN TERMS.

(a)	Modification(s) to Existing Loan Documents.

(1) To Exhibit A to the Loan Agreement under “Permitted Investments” is added a second clause as follows:

“2. The creation of a subsidiary of Borrower, Comverge, Inc., to be called Alternative Energy Resources, Inc. (or such other name as Borrower may determine) (“AER”) and the contribution by Borrower to AER of the Borrower Collateral set forth in Appendix I to this Exhibit A to Loan and Security Agreement.”

(2) The word “NONE” in Exhibit A to the Loan Agreement under “Permitted Indebtedness” is stricken and in its place is added the following:

“1. Indebtedness to GE Capital, so long as: (a) the principal amount of such indebtedness does not at any time exceed $40 million, (b) such indebtedness is incurred by AER only, (c) no other Borrower acts as obligor of such Indebtedness or as a guarantor or surety thereof, and (d) such indebtedness is secured only by the assets of AER.”

(3) To Exhibit A to the Loan Agreement is appended “Appendix I” in the form set forth as Schedule 1 to this Modification.

(4) Section 1(e) of the Schedule is renamed “Prepayment by Borrower”.

(5) To Section 7 of the Loan Agreement are added new definitions as follows:

“AER” means Alternative Energy Resources, Inc., a subsidiary of Parent.

“GE Facility” means that certain loan facility extended by General Electric Capital Corporation and other lenders to Borrower’s subsidiary, AER, dated on or about January 10, 2007 and secured by AER’s assets.”

(6) A new Section 1(f) is added to the Schedule as follows:

“(f) Mandatory Prepayment

Upon each occasion that AER draws on the GE Facility, PFG may, at its sole option, require Borrower to prepay the Loan. If PFG so elects, the amount of the prepayment shall be no more than twenty-five percent (25%) of the amount drawn by AER on the GE Facility (excluding any fees payable in connection with each such drawing). For example, if AER draws $4.1 million under the GE Facility, incurring $100,000 in fees payable to GEC in connection with such borrowing, then PFG, at its option, may require Borrower to prepay $1 million on the

Loan (25% x ($4.1 million less $100,000 fees). Borrower shall give PFG at least two (2) Business Days advance notice of any proposed borrowing under the GE Facility by AER, and Borrower shall effect any prepayment required by PFG within a further two (2) Business Days of PFG’s notice thereof. In connection with any mandatory prepayment at PFG’s option under this Section, (i) Borrower shall not be required to pay PFG a prepayment fee under Section 1(e) of the Schedule, and (ii) PFG shall not be required to pay Borrower a Refund of Prepayment Fee under Section 8(d) of the Schedule. In addition, notwithstanding anything to the contrary set forth in this Section 1(f), PFG’s option to require Borrower to prepay the Loan under this Section shall terminate upon Parent consummating a firm commitment underwritten public offering of its shares of Common Stock in which the gross cash proceeds to Parent are at least $40,000,000 (before deduction of underwriters commissions and other offering expenses).”

(7) The second sentence of Section 8(d) of the Schedule to the Loan Agreement is amended to read in its entirety as follows:

“In addition to such terms of exercise as are set forth in the Warrant, PFG’s exercise of the Warrant is subject to PFG’s refund to Parent of the Prepayment Fee as stipulated in Section 1(e) of this Schedule (the “Prepayment Fee Refund”); provided however, if no Prepayment Fee is payable by Parent because a prepayment has been effected by the exercise of PFG’s option under Section 1(f) of the Loan Agreement, as such Section has been added to the Loan Agreement pursuant to that certain Loan Modification Agreement dated as of ______________, 2007, then no Prepayment Fee Refund shall be due or payable to Parent from PFG.”

(8) The first sentence of Section 1.1 of the Warrant dated as of June 10, 2005 and issued by Parent to PFG (the “Warrant”) is hereby amended to read as follows:

“1.1 Term of Warrant. This Warrant is not exercisable upon issuance and shall become exercisable only on the date upon which the Company prepays the Loan in compliance with either (i) Section 1(e) of the Schedule to the Loan and Security Agreement of even date herewith by and between the Company and PFG (the “Loan Agreement”), or (ii) Section 1(f) of the Schedule to the Loan Agreement, as the Loan Agreement has been amended by that certain Loan Modification Agreement dated as of ___________, 2007.”

(9) Section 1.6 of the Warrant is hereby amended to read in its entirety as follows:

“1.6 Refund of Prepayment Fee. Any exercise of this Warrant shall not be effective unless and until the Holder has paid to the Company the Prepayment Fee as specified in Section 8(d) of the Schedule to the Loan Agreement, as the Loan Agreement

has been amended by that certain Loan Modification Agreement dated as of ____________, 2007.”

(10) To the Loan Agreement is added Section 4.6(xii) to read in its entirety as follows:

“(xii) cause or permit the principal indebtedness of AER under the GE Facility to exceed $40,000,000 at any time;”

(11) The word “or” is deleted from the end of Section 4.6(xi) of the Loan Agreement.

(12) The period at the end of Section 4.6(xiii) of the Loan Agreement is replaced with “; or”.

(13) To the Loan Agreement is added Section 4.6(xiv) to read in its entirety as follows:

“or (xiv) cause or permit Borrower or any direct or indirect subsidiary of Borrower, other than AER and its subsidiaries, to endorse, guarantee, act as surety for or otherwise become liable for indebtedness under the GE Facility.”

(14) To the Schedule to the Loan Agreement is added Section 6(g) to read in its entirety as follows:

“(g) Prompt notice of any actual or proposed sale of Collateral owned or controlled by AER, other than sales of AER Collateral that would be permitted under the Loan Agreement as if the Loan Agreement were applicable to AER.”

(15) The number “$30,000,000” in the fifth line of Section 1(d) of the Schedule to the Loan Agreement is replaced with “$40,000,000”.

(16) To the Schedule to the Loan Agreement is added Section 6(h) to read in its entirety as follows:

“(h) Prompt notice of any request or plan by which AER would borrow in excess of $40,000,000 in principal under the GE Facility.”

(b)	Joinder of AER as Party to the Existing Loan Documents. By AER’s execution of this Modification, AER is joined to the Loan Agreement as a Borrower, as a Guarantor under the Cross Corporate Continuing Guaranty and as a Grantor and Assignor under the Intellectual Property Security Agreement and Collateral Notices, provided however, that the priority of PFG’s lien on Collateral owned by AER is subject to the terms of that certain Intercreditor Agreement dated as of January ___, 2007, by and between GEC, as “First Lien Agent” and PFG as “Second Lien Creditor”, in the form appended to this Modification as Schedule 2.

(c)	Construction of Existing Loan Documents in Respect of AER. Under the Existing Loan Documents, in respect of AER only, where the context permits, references to the “Senior Lender” shall be construed to mean GEC.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE AND EXPENSES. Borrower shall pay to PFG all of PFG’s out-of-pocket costs and expenses in connection with this Modification.

6. BORROWERS’ REPRESENTATIONS AND WARRANTIES. EACH BORROWER REPRESENTS AND WARRANTS THAT:

(a) immediately upon giving effect to this Modification (i) the representations and warranties contained in the Existing Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) each Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Existing Loan Documents, as amended by this Modification;

(c) the certificate of incorporation, bylaws and other organizational documents of each Borrower delivered to PFG remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by each Borrower of this Modification and the performance by each Borrower of its obligations under the Existing Loan Documents, as amended by this Modification, have been duly authorized by all necessary corporate action on the part of each Borrower;

(e) this Modification has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f) as of the date hereof, it has no defenses against its obligation to repay the Indebtedness and it has no claims of any kind against PFG. Each Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with such Borrower in connection with this Modification and in connection with the Existing Loan Documents; and

(g) set forth in Schedule I to this Modification is true, complete, correct and detailed description of the Collateral that is being transferred by Comverge, Inc. and Comverge 6D, Inc. to AER in connection with the GEC Financing.

Each Borrower understands and acknowledges that PFG is entering into this Modification in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, PFG is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect. PFG’s agreement to modifications to the existing Indebtedness and the consent to the GEC Financing pursuant to this Modification in no way shall obligate PFG to make any future consents, waivers or modifications to the Indebtedness. Nothing in this Modification shall constitute a satisfaction of the Indebtedness or a waiver of any default under the Existing Loan Documents. It is the intention of PFG and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by PFG in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Modification. The terms of this paragraph apply not only to this Modification, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Modification is conditioned upon receipt by PFG of (a) a fully executed counterpart hereof executed by each Borrower, (b) true and correct copies of the GEC Financing documents duly executed by the parties thereto, (c) true and correct copies of the constitutional documents of AER, including without limitation, its Articles, Bylaws and any stockholder agreements.

9. FURTHER ASSURANCES. Borrower agrees to execute such further documents and instruments and to take such further actions as PFG may request in its good faith business judgment to carry out the purposes and intent of this Modification.

10. INTEGRATION; CONSTRUCTION. This Modification and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Modification; except that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The quotation marks around modified clauses set forth herein and any differing font styles in which such clauses are presented herein are for ease of reading only and shall be ignored for purposes of construing and interpreting this Modification.

11. GOVERNING LAW; VENUE. THIS MODIFICATION SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Each Borrower and PFG submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California, in connection with any proceeding or dispute arising in connection herewith.

This Modification is executed as of the date first written above.

Borrower:		PARTNERS FOR GROWTH, L.P.

COMVERGE, INC., a Delaware corporation

By		By	/s/ Lorraine Nield
	President or Vice President	Name:	Lorraine Nield

By		Title:	Manager, Partners for Growth, LLC
	Secretary or Ass’t Secretary		Its General Partner

Borrower:		Borrower

COMVERGE 6D, INC., a Delaware corporation		ALTERNATIVE ENERGY RESOURCES, INC., a Delaware corporation

By		By
	President or Vice President		President or Vice President

By		By
	Secretary or Ass’t Secretary		Secretary or Ass’t Secretary